INCORPORATED UNDER THE LAWS OF DELAWARE

EzFill

Stay Fueled

CERT.9999

Par Value $0.0001
Common Stock

9,000,000,000

Cusip No. 999999ZZ9

This Certifies That

* SPECIMEN *

RESTRICTED SEE REVERSE

Is The Owner Of * NINE BILLION AND 00/100 *

FULLY PAID AND NON-ASSESSABLE SHARES OF THE COMMON STOCK PAR VALUE OF $0.0001 EACH OF

TEST ISSUE REF 1999

TRANSFERABLE ON THE BOOKS OF THE CORPORATION IN PERSON OR BY DULY AUTHORIZED ATTORNEY UPON SURRENDER OF THIS CERTIFICATE PROPERLY ENDORSED. THIS CERTIFICATE IS NOT VALID UNTIL COUNTERSIGNED BY THE TRANSFER AGENT AND REGISTERED BY THE REGISTRAR. WITNESS THE FACSIMILE SEAL OF THE CORPORATION AND THE FACSIMILE SIGNATURES OF ITS DULY AUTHORIZED OFFICERS.

Dated: JANUARY 01, 2009
Countersigned and Registered:
By Worldwide Stock Transfer, LLC
Transfer Agent

Michael J. McConnell
CEO

Alan R. Hunn
Secretary

EZ FILL HOLDINGS, INC
Corporate Seal
DELAWARE

Authorized Signature
www.worldwidestocktransfer.com

999999 TEST ISSUE REF 1999